Exhibit 99.1 – News Release

Ritchie Bros. reports first quarter 2019 results

VANCOUVER, May 9, 2019 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended March 31, 2019:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders increased 6% to $18.2 million compared to $17.1 million in Q1 2018. Diluted earnings per share (“EPS”) attributable to stockholders increased 6% to $0.17 per share in Q1 2019 compared to $0.16 per share in Q1 2018.

Consolidated results:

•	Total revenue increased 17% to $303.4 million in Q1 2019 compared to $260.2 million in Q1 2018
o	Service revenue decreased 2% to $172.4 million in Q1 2019 compared to $176.0 million in Q1 2018
o	Inventory sales revenue increased 56% to $131.1 million in Q1 2019, compared to $84.2 million in Q1 2018
•	Selling, general and administrative expenses (“SG&A”) decreased 2% to $95.2 million in Q1 2019, compared to $97.5 million in Q1 2018
•	Operating income increased 2% to $33.6 million in Q1 2019 compared to $32.9 million in Q1 2018
•	Cash provided by operating activities was $71.9 million for the three-month period ended March 31, 2019

Auctions & Marketplaces (“A&M”) segment results:

•	GTV[1] of $1.2 billion increased 1% from Q1 2018. Excluding the impact of foreign exchange, GTV increased 3% from Q1 2018
•	A&M total revenue of $274.5 million increased 18% from $232.6 in Q1 2018
o	Service revenue decreased 3% to $143.4 million in Q1 2019 compared to $148.4 million in Q1 2018
o	Inventory sales revenue increased 56% to $131.1 million in Q1 2019 compared to $84.2 million in Q1 2018

Other Services segment results:

•	Other Services total revenue of $28.9 million increased by 5% from $27.6 million in Q1 2018
•	Ritchie Bros. Financial Services (“RBFS”) revenue of $6.3 million increased 32% from $4.7 million in Q1 2018

“We were encouraged by solid GTV growth in the US as a result of new customer acquisition in Strategic Accounts, 9% online GTV growth globally as Marketplace-E continued to build momentum, and a 32% revenue increase for RBFS in the quarter which was its 28th consecutive quarter of double-digit growth. We also achieved excellent operational metrics including 6 million unique visitors to our websites, up 17% versus prior year enhancing our network effects.” said Ravi Saligram, Chief Executive Officer, Ritchie Bros.

Saligram continued, “We delivered 3% Total Company GTV growth on a constant currency basis, with Total Revenues up 17% driven by a higher mix of inventory sales revenue and delivered 6% earnings per share growth. An inflection in pricing in certain asset classes unfavorably affected underwritten business performance at our Orlando and Moerdijk auctions but we are confident of returning to normal At-Risk rates as we go forward. We were pleased to improve our operating cash flow and continue to be disciplined on cost control allowing us to continue to pay down debt to achieve an adjusted net debt to adjusted EBITDA ratio* of 1.7 times.”

Saligram concluded, “Looking ahead to the rest of the year, we expect gradual easing of supply constraints as the year progresses while recognizing that we remain in a high demand environment for equipment with high utilization rates, a reflection of the resurgent US economy. We remain positive about delivering strong earnings growth in the remainder of 2019.”

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-10 for explanations of why the Company uses these non-GAAP measures and, if applicable, the reconciliation to the most comparable GAAP financial measures.

1

Financial Overview

(Unaudited)

	Three months ended March 31,
			% Change
(in U.S. $000's, except EPS)	2019	2018	2019 over 2018
Service revenue:
Commissions	$92,280	$101,294	(9%)
Fees	80,092	74,722	7%
Total service revenue	172,372	176,016	(2%)
Inventory sales revenue	131,057	84,162	56%
Total revenue	303,429	260,178	17%
Service revenue as a % of total revenue	56.8%	67.7%	-1090 bps
Inventory sales revenue as a % of total revenue	43.2%	32.3%	1090 bps
Costs of services	36,069	36,657	(2%)
Cost of inventory sold	120,475	75,791	59%
Selling, general and administrative expenses	95,184	97,470	(2%)
Operating expenses	269,841	227,305	19%
Cost of inventory sold as a % of operating expenses	44.6%	33.3%	1130 bps
Operating income	33,588	32,873	2%
Operating income margin	11.1%	12.6%	-150 bps
Net income attributable to stockholders	18,164	17,138	6%
Diluted earnings per share attributable to stockholders	$0.17	$0.16	6%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.17	$0.16	6%
Effective tax rate	26.8%	23.4%	340 bps

Total GTV	1,174,681	1,160,712	1%
Service revenue as a % of total GTV- Rate	14.7%	15.2%	-50 bps
Inventory sales revenue as a % of total GTV- Mix	11.2%	7.3%	390 bps

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Segment Overview

(in U.S $000's)	Three months ended March 31, 2019
	A&M	Other	Consolidated
Service revenue	$143,437	$28,935	$172,372
Inventory sales revenue	131,057	-	131,057
Total revenue	274,494	28,935	303,429
Ancillary and logistical service expenses	-	13,759	13,759
Other costs of services	20,817	1,493	22,310
Cost of inventory sold	120,475	-	120,475
SG&A expenses	89,182	6,002	95,184
Segment profit	$44,020	$7,681	$51,701
Total GTV	1,174,681
A&M service revenue as a % of total GTV- Rate	12.2%

(in U.S $000's)	Three months ended March 31, 2018
	A&M	Other	Consolidated
Service revenue	$148,405	$27,611	$176,016
Inventory sales revenue	84,162	-	84,162
Total revenue	232,567	27,611	260,178
Ancillary and logistical service expenses	-	14,580	14,580
Other costs of services	21,448	629	22,077
Cost of inventory sold	75,791	-	75,791
SG&A expenses	93,002	4,468	97,470
Segment profit	$42,326	$7,934	$50,260
Total GTV	1,160,712
A&M service revenue as a % of total GTV- Rate	12.8%

Consolidated Performance Overview

GTV increased 1% to $1.2 billion; excluding the impact of foreign exchange, GTV increased 3%. GTV from live on site auctions was flat partly due to the Q1 2018 Grande Prairie auction of $37 million that did not repeat in Q1 2019, offset by growth in live on site auctions in the US and Europe. Online marketplaces GTV posted consecutive quarter growth delivering a 9% increase in the first quarter.

Total revenue increased 17% to $303.4 million primarily due to a 56% increase in inventory sales revenue, partially offset by a 2% decrease in service revenue.

Inventory sales revenue increased 56% primarily due to an increase in volume of inventory sales contracts in the US and Europe.

The decline in service revenue resulted from a 9% decrease in commissions revenue offset by a 7% increase in fees. Lower commissions were attributable to lower price realization on guarantee contracts as well as a decrease in the volume of straight commission contracts. The lower rates earned from guarantee contracts were partially due to softer price performance on specific assets in greater supply at the 2019 Orlando auction. Fee revenue increased 7% due to moderately higher GTV volume with an increased proportion of low value lots, online inspection fees and fees earned from RBFS.

Foreign exchange had an unfavourable impact on total revenue in Q1 2019 due to fluctuations in the Euro and Canadian exchange rate relative to the U.S. dollar.

Costs of services decreased 2% to $36.1 million compared to $36.7 million in Q1 2018 which was in-line with the change in GTV.

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Cost of inventory sold increased 59% to $120.5 million, in line with higher activity in inventory sales revenue. A contributing factor to the higher cost of inventory sold in the quarter resulted from discrete lower price performance on certain categories of equipment which was in greater supply at the February 2019 Orlando auction.

Selling, general and administrative (“SG&A”) expenses decreased 2% to $95.2 million compared to $97.5 million in Q1 2018. The decrease was primarily due to higher share unit expenses in Q1 2018 related to mark-to-market costs driven by growth in the share price and incremental compensation cost resulting from the modification of certain performance factors. The decrease was partially offset by on-going incremental costs related to the GovPlanet non-rolling stock program and growth of RBFS.

Foreign exchange rates had a favourable impact on SG&A expenses in the quarter primarily due to fluctuations of the Euro and Canadian dollar exchange rate relative to the U.S. dollar.

Net income attributable to stockholders increased $1.0 million, or 6%, from $17.1 million in Q1 2018 due to higher operating income coupled with lower net interest expenses. This increase was partially offset by an increase in the effective tax rate.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders improved 6% to $0.17 in Q1 2019 compared to $0.16 in Q1 2018.

New Accounting Standard

The Company adopted the new accounting standard related to lease accounting effective January 1, 2019. Prior periods presented here have not been restated as the Company adopted the new standard utilizing the “optional transition method,” which permits the Company to apply the new lease standard at the adoption date.

Dividend Information

Quarterly dividend

The Company declared on May 8, 2019, a quarterly cash dividend of $0.18 per common share payable on June 19, 2019 to shareholders of record on May 29, 2019.

Share repurchase program

On May 8, 2019, the Company’s board of directors authorized a share repurchase program for the repurchase of up to $100 million worth of common shares of the Company (subject to TSX approval) over the next 12 months. The share repurchases will primarily be used to offset dilution from options. The Company intends to make an application to the TSX for approval of a Normal Course Issuer Bid in May 2019.

Q1 2019 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended March 31, 2019, at 7am Pacific time / 10 am Eastern time / 3pm GMT on May 10, 2019. The replay of the webcast will be available through June 10, 2019.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made.

Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the Acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements.

Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – First Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

Three months ended March 31,	2019	2018
GTV	$1,174,681	$1,160,712
Revenue:
Service revenue	$172,372	$176,016
Inventory sales revenue	131,057	84,162
Total revenue	303,429	260,178
Operating expenses:
Costs of services	36,069	36,657
Cost of inventory sold	120,475	75,791
Selling, general and administrative expenses	95,184	97,470
Acquisition-related costs	669	1,633
Depreciation and amortization expenses	17,115	16,191
Gain on disposition of property, plant and equipment	(149)	(345)
Foreign exchange loss (gain)	478	(92)
Total operating expenses	269,841	227,305
Operating income	33,588	32,873
Interest expense	(10,816)	(11,310)
Other, net	2,039	913
Income before income taxes	24,811	22,476
Income tax expense	6,639	5,269
Net income	$18,172	$17,207
Net income attributable to:
Stockholders	18,164	17,138
Non-controlling interests	8	69
	$18,172	$17,207
Earnings per share attributable to stockholders:
Basic	$0.17	$0.16
Diluted	$0.17	$0.16
Weighted average number of share outstanding:
Basic	108,765,489	107,355,381
Diluted	110,044,213	108,643,897

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets

Cash and cash equivalents	$266,491	$237,744
Restricted cash	56,743	67,823
Trade and other receivables	220,452	129,257
Inventory	75,529	113,294
Other current assets	66,553	49,055
Income taxes receivable	7,823	6,365
Total current assets	693,591	603,538

Property, plant and equipment	469,068	486,599
Other non-current assets	127,079	29,395
Intangible assets	241,968	245,622
Goodwill	671,797	671,594
Deferred tax assets	16,159	15,648
Total assets	$2,219,662	$2,052,396

Liabilities and Equity

Auction proceeds payable	$322,358	$203,503
Trade and other payables	181,015	201,255
Income taxes payable	3,838	2,312
Short-term debt	8,687	19,896
Current portion of long-term debt	15,648	13,126
Total current liabilities	531,546	440,092

Long-term debt	687,689	698,172
Other non-current liabilities	129,205	41,980
Deferred tax liabilities	37,109	35,519
Total liabilities	1,385,549	1,215,763

Commitments
Contingencies
Contingently redeemable performance share units	984	923
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares:
108,958,906 (December 31, 2018: 108,682,030)	189,297	181,780
Additional paid-in capital	50,054	56,885
Retained earnings	646,614	648,255
Accumulated other comprehensive loss	(57,899)	(56,277)
Stockholders' equity	828,066	830,643
Non-controlling interest	5,063	5,067
Total stockholders' equity	833,129	835,710
Total liabilities and equity	$2,219,662	$2,052,396

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Three months ended March 31,	2019	2018
Cash provided by (used in):
Operating activities:
Net income	$18,172	$17,207
Adjustments for items not affecting cash:
Depreciation and amortization expenses	17,115	16,191
Stock option compensation expense	1,539	2,343
Equity-classified PSU expense	2,368	3,035
Deferred income tax expense	1,057	1,265
Unrealized foreign exchange (gain) loss	(48)	263
Gain on disposition of property, plant and equipment	(149)	(345)
Amortization of debt issuance costs	934	1,066
Other, net	3,510	948
Net changes in operating assets and liabilities	27,405	25,265
Net cash provided by operating activities	71,903	67,238
Investing activities:
Property, plant and equipment additions	(2,801)	(2,564)
Intangible asset additions	(5,625)	(7,034)
Proceeds on disposition of property, plant and equipment	262	1,066
Other, net	-	(4,674)
Net cash used in investing activities	(8,164)	(13,206)
Financing activities:
Dividends paid to stockholders	(19,568)	(18,245)
Issuances of share capital	1,628	4,313
Payment of withholding taxes on issuance of shares	(2,047)	-
Proceeds from short-term debt	6,741	308
Repayment of short-term debt	(17,946)	(1,754)
Repayment of long-term debt	(12,235)	(29,237)
Repayment of finance lease obligations	(1,269)	(802)
Net cash used in financing activities	(44,696)	(45,417)
Effect of changes in foreign currency rates on
cash, cash equivalents, and restricted cash	(1,376)	1,627
Increase	17,667	10,242
Beginning of period	305,567	331,116
Cash, cash equivalents, and restricted cash, end of period	$323,234	$341,358

Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended March 31,
			% Change
	2019	2018	2019 over 2018
Number of consignments at industrial auctions	11,550	10,750	7%
Number of bidder registrations at industrial auctions	143,000	119,000	20%
Number of buyers at industrial auctions	30,750	29,000	6%
Number of lots at industrial auctions	86,250	81,000	6%

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Non-GAAP Measures

This news release references a non-GAAP measure. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

The non-GAAP measure diluted adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that we do not consider to be part of our normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which we refer to as ‘adjusting items’.

There were no adjusting items in Q1 2019 or in the comparative prior period, and, accordingly, diluted adjusted EPS attributable to stockholders* was equal to diluted EPS attributable to stockholders, the most comparable GAAP measure in our consolidated income statements, for Q1 2019.

Adjusted EBITDA* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation
The Company believe that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of our operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well we fund liquidity.

The following table reconciles adjusted EBITDA* and adjusted net debt*/adjusted EBITDA* to debt, cash and cash equivalents, net income, and debt as a multiple of net income, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

(in U.S. $ millions)	As at and for the 12 months ended March 31,
					% Change
	2019		2018		2019 over 2018
Short-term debt	$8.7		$5.9		47%
Long-term debt	703.3		780.3		-10%
Debt	712.0		786.2		-9%
Less: cash and cash equivalents	(266.5)		(278.9)		-4%
Adjusted net debt*	445.5		507.3		-12%
Net income	$122.5		$82.1		49%
Add: depreciation and amortization expenses	67.5		58.6		15%
Add: interest expense	44.0		41.5		6%
Less: interest income	(3.4)		(2.6)		31%
Add: income tax expense	32.4		-		100%
Pre-tax adjusting items:
Accelerated vesting of assumed options	-		4.8		-100%
Acquisition and finance structure advisory	-		9.1		-100%
Severance and retention	1.5		3.6		-58%
Gain on sale of equity accounted for investment	(4.9)		-		100%
Impairment loss	-		8.9		-100%
Adjusted EBITDA*	$259.6		$206.0		26%
Debt/net income	5.8	x	9.6	x	(40%)
Adjusted net debt*/adjusted EBITDA*	1.7	x	2.5	x	(32%)

(1)	Please refer to page 10 for a summary of adjusting items during the trailing 12-months ended March 31, 2019 and March 31, 2018.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.
(3)	Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

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Adjusting items during the trailing 12-months ended March 31, 2019 were:

Recognized in the first quarter of 2019

•	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

•	There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

•	There were no adjustment items recognized in the second quarter of 2018.

Adjusting items during the trailing 12-months ended March 31, 2018 were:

Recognized in the first quarter of 2018

•	There were no adjustment items recognized in the first quarter of 2018.

Recognized in the fourth quarter of 2017

•	$2.2 million ($1.6 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes due to the Tax Cuts and Jobs Act.

Recognized in the third quarter of 2017

•	There were no adjustment items recognized in the third quarter of 2017.

Recognized in the second quarter of 2017

•	$4.8 million ($4.8 million after tax, or $0.04 per diluted share) of stock option compensation expense related to the accelerated vesting of certain IronPlanet stock options assumed as part of the Acquisition;
•	$9.1 million ($6.6 million after tax, or $0.06 per diluted share) of acquisition and finance structure advisory costs;
•	$1.4 million ($0.9 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the Acquisition;
•	$8.9 million ($6.6 million after tax, or $0.06 per diluted share) impairment loss recognized on various technology assets.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@rbauction.com

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